Financial Information The following summary financial and operational information for the quarter and fiscal year ended October 31, 2010 reflects preliminary results that have not been audited or reviewed by the company’s auditors. This preliminary summary financial and operational information is subject to the Company’s management and independent auditors’ customary annual audit procedures. The Company intends to file with the SEC its Form 10-K for the year end October 31, 2010, which will contain audited financial statements, on or about January 21, 2011. The audited financial statements included in the Form 10-K will supersede in all respects this preliminary information. The information from a consolidated statement of income for month ended November 30, 2010 also reflects, in summary form, the preliminary financial results for that month, which have been prepared by management for this presentation and have not been audited or reviewed by the company’s auditors. The financial results for this one month period are not necessarily indicative of the financial results for the full quarter ended January 31, 2011. Reviewed financial statements for the quarter ended January 31, 2011 will be contained in a Quarterly Report on Form 10-Q that is required to be filed with the SEC by March 17, 2011. Exhibit 99.1

Fiscal Year Ended October 2010 HLBE used 19.2 million bushels corn HLBE sold 53.4 million gallons ethanol HLBE sold 119,000 tons of DDGS

Year Ended Oct. 31, 2009 Year Ended Oct. 31, 2010 Ethanol Gallons Sold 46.4 million 53.4 million Ethanol Price Range $1.40 - $1.80 $1.47 - $2.35 Ethanol Average Price $1.52 $1.70 Corn Bushels Purchased 15.6 million 20.1 million Corn Average Price $4.09 $3.69 Total Corn Purchased $63.82 million $74.32 million Plant Efficiency (gal/bu) 2.86 2.80 Number of Employees 51 51 Operational Information

Oct. 31, 2008 (millions) Oct. 31, 2009 (millions) Oct. 31, 2010 (millions) Total Assets $ 133.4 $ 113.1 $ 109.5 Total Liabilities $ 82.8 $ 73.8 $ 64.1 Members’ Equity $ 50.6 $ 39.3 $ 45.4 Units Outstanding 27.1 27.1 30.2 Book Value $ 1.85 $ 1.43 $ 1.49 HLBE Consolidated Balance Sheet

HLBE Consolidated Income Statement 1st Qtr. Jan. 31, 2009 2nd Qtr. April 30, 2009 3rd Qtr. July 31, 2009 4th Qtr. Oct. 31, 2009 1st Qtr. Jan. 31, 2010 2nd Qtr. April 30, 2010 3rd Qtr. July 31, 2010 4th Qtr. Oct. 31, 2010 Ethanol Sales $ 13.8 $ 16.7 $ 17.9 $ 22.0 $ 23.7 $ 21.1 $ 19.8 $ 26.0 Total Revenue $ 18.1 $ 21.5 $ 22.2 $ 26.5 $ 29.4 $ 25.5 $ 23.6 $ 31.6 COGS $ 21.9 $ 22.7 $ 23.3 $ 23.0 $ 24.7 $ 25.0 $ 24.4 $ 29.1 Gross Margin $ (3.8) $ (1.2) $ (1.1) $ 3.5 $ 4.5 $ 0.5 $ (0.8) $ 2.5 Net Income (Loss) $ (6.2) $ (2.8) $ (3.8) $ 1.5 $ 2.6 $ (1.5) $ (0.2) $ 0.7

HLBE Consolidated Income Statement Month Ended November 30, 2010 Ethanol Sales $ 12.1 Total Revenue $ 13.7 COGS $ 12.0 Gross Margin $ 1.7 Net Income $ 1.2

October 31, 2007 Term $59,583,000 Revolver 1,116,505 Operating 6,974,235 $67,673,740 October 31, 2010 Term $48,967,611 Revolver 1,155,872 Operating $ 3,500,000 $53,623,483 Total Bank Debt

As of October 31, 2010 Required Working Capital – As of October 31, 2008 $3,000,000 Required Working Capital – As of October 31, 2009 $5,000,000 (a) Current Assets $18,254,313 (b) Available Commitment on the Term Revolving Loan $2,344,128 (c) Total Current Assets (line (a) plus line (b) $20,598,441 (d) Current Liabilities $15,132,248 Line (c) less line (d) $5,466,193 Working Capital Calculation